Contacts:

John Howlett                           Sam Bhatt
Chief Executive Officer                Vice President - Finance
Emtec, Inc.                            Emtec, Inc.
Tel: 609-528-8500                      Tel: 609-528-8500
Fax: 866-422-3640                      Fax: 815-346-7605
Email:john_howlett@emtecinc.com        Email:sam_bhatt@emtecinc.com
Website: www.emtecinc.com              Website: www.emtecinc.com


EARNINGS RELEASE
----------------



                    EMTEC, INC. REPORTS RESULTS FOR THE YEAR
                              ENDED MARCH 31, 2005

       Net Income Increased by 346.3 % for the year ended March 31, 2005,
       ------------------------------------------------------------------
                    Compared to the year ended March 31, 2004
                    -----------------------------------------

         TRENTON, N.J., June 29, 2005 - Emtec, Inc. (OTCBB:ETEC), a systems integrator providing technology solutions to enable customers to effectively use and manage data to grow their business, announced today its results for the year ended March 31, 2005.

         Net income for the year ended March 31, 2005 rose to $2.87 million, or $0.37 per share compared to a net income of $642,988, or $0.09 per share, for the year ended March 31, 2004, an increase of 346.3%.

         Total revenues, which include services and consulting revenues and procurement revenues, increased by 12.5% or $12.53 million, to $112.70 million for the year ended March 31, 2005, compared to $100.17 million for the year ended March 31, 2004. Income from continuing operation before income taxes for the year ended March 31, 2005, rose to $3.60 million, from $741,433 for the year ended March 31, 2004. These increased revenues and net income are mainly attributable to computer roll-out projects for various school districts in Georgia and Florida, and revenue growth in our commercial customer base as well as continuous cost containment efforts undertaken by the Company. The reported income from continuing operations before income taxes for the year ended March 31, 2005 includes a one-time charge of $470,000 associated with the sub-lease of our New York office. Without this one-time charge, our income from continuing operations before income taxes for the year ended March 31, 2005 would have been approximately $4.07 million, compared to a income from continuing operations before taxes of $741,433 for the year ended March 31, 2004, an increase of 449.3%.

            John Howlett, CEO, noted, "We are pleased to deliver another year of strong operating results, and proud to report the 6th consecutive quarter of profitability for our Company. I would

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

caution, however, that our performance for the fiscal year ended March 31, 2005, and particularly its fourth fiscal quarter, may not be indicative of our future operating results."


About Emtec, Inc.

Emtec, Inc. established in 1981, is a systems integrator focused on providing technology solutions that enable its customers to effectively use and manage their data to grow their businesses. Our areas of specialization in information technology ("IT") include Communications (IP Telephony, Wireless Connectivity, Cabling, Network Infrastructure), Data Availability (Remote Access, Messaging, Management), Enterprise Computing (Enterprise Architecture, High Availability, Server Consolidation, Data Management), and Managed Services (Network Monitoring, Help Desk). Emtec's solutions are crafted to enable our customers to become more efficient and effective, thereby giving them a competitive advantage.

                                      # # #


Certain statements in this document constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Emtec, Inc. ("the Company"), or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to the Company's ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its plan of operations when needed; (ii) build the management and human resources and infrastructure necessary to support the growth of its business;
(iii) competitive factors and developments beyond the Company's control; and
(iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission which are available for review at www.sec.gov under "Search for Company Filings."

                                   EMTEC, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                              Years Ended March 31,

                                                               2005           2004            Change               %
------------------------------------------------------------------------------------------------------------------------------------
Revenues

Procurement services                                      $ 97,605,588    $ 82,184,744    $ 15,420,844           18.8%
Service and consulting                                      15,094,410      17,986,564    $ (2,892,154)         -16.1%
                                                          ------------    ------------
Total Revenues                                             112,699,998     100,171,308    $ 12,528,690           12.5%
                                                          ------------    ------------

Cost of Revenues
Procurement services                                        85,879,341      74,282,388    $ 11,596,953           15.6%
Service and consulting                                      10,467,370      11,497,465    $ (1,030,095)          -9.0%
                                                          ------------    ------------
Total Cost of Revenues                                      96,346,711      85,779,853    $ 10,566,858           12.3%
                                                          ------------    ------------
 Percent of revenues                                              85.5%           85.6%

Gross Profit
Procurement services                                        11,726,247       7,902,356    $  3,823,891           48.4%
Service and consulting                                       4,627,040       6,489,099    $ (1,862,059)         -28.7%
                                                          ------------    ------------
Total Gross Profit                                          16,353,287      14,391,455    $  1,961,832           13.6%
                                                          ------------    ------------
 Percent of revenue                                               14.5%           14.4%

Operating Expenses
Sales, General & Administrative Expenses                    12,532,580      13,321,726    $   (789,146)          -5.9%
Interest Expense                                               217,860         328,296    $   (110,436)         -33.6%
Loss on impairment, Goodwill                                      --              --      $       --              N/M
                                                          ------------    ------------
Total Operating Expenses                                    12,750,440      13,650,022    $   (899,582)          -6.6%
                                                          ------------    ------------
 Percent of revenue                                               11.3%           13.6%

Income(Loss) From Continuing Operations                      3,602,847         741,433    $  2,861,414          385.9%
                                                          ------------    ------------

Income From Discontinued Geothermal Operations, net tax         48,052          22,883    $     25,169          110.0%
Gain on the Sale of the Geothermal Investment, net tax         208,278            --      $    208,278            N/M
                                                          ------------    ------------

Income (Loss) Before Income Tax                              3,859,177         764,316    $  3,094,861          404.9%

Income Tax Expense (Benefit)                                   989,317         121,328    $    867,989          715.4%
                                                          ------------    ------------

Net Income (Loss)                                         $  2,869,860    $    642,988    $  2,226,872          346.3%
                                                          ============    ============    ============    ============

Income (Loss) Per Share - Basic                           $       0.39    $       0.09
                                                          ============    ============
Income (Loss) Per Share - Diluted                         $       0.37    $       0.09
                                                          ============    ============

N/M = not meaningful

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